UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

REPUBLIC FIRST BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER PETER B. BARTHOLOW PAMELA D. BUNDY RICHARD H. SINKFIELD III
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”).

Item 1: On December 9, 2021, the Philadelphia Business Journal reported upon an interview with J. Abbott R. Cooper, Managing Member of Driver Management Company LLC, and his quotes related to the Company are pasted below:

Cooper then fired off letters to the bank’s board on Oct. 29 and Nov. 1 saying raising capital now at the bank’s current valuation “to support undisciplined and ill-advised growth” would be a serious mistake.

Most immediately, Cooper wants the bank to hold off on its capital raise. Then he would like to see it “restore order” to its balance sheet and look at a potential sale. Cooper said last month the capital raise will dilute the value for existing shareholders if and when the bank sells.

In announcing Driver’s board slate, Cooper said Hill “is intent on pursuing a business plan that we think is highly likely to continue to destroy shareholder value and that the board is unwilling or unable to oversee Mr. Hill, despite the obvious damage previous capital raises caused shareholders."

Cooper went on to say that while Hill “in many ways revolutionized retail banking, we view his fanatical, inflexible and intransigent commitment to a business model that has failed to adapt to current market dynamics and economic conditions as neither in the best interests of the company, nor its shareholders.”

Item 2: On December 10, 2021, American Banker reported upon an interview with J. Abbott R. Cooper, Managing Member of Driver Management Company LLC, and his quotes related to the Company are pasted below:

Hill, who gained fame for building Cherry Hill, New Jersey-based Commerce Bancorp into a retail powerhouse prior to its sale to TD Bank in 2008, “has done a good job building a deposit-gathering mechanism, but if you’re not going to do anything on the asset side, what’s the point?” Driver said Thursday.

Longer term, Republic First’s “best outcome” is a sale, Cooper said. “There are some really great asset-generating businesses out there. You kind of fit them together with [Republic First] and it could be a home run.”

Item 3: On December 10, 2021, The Philadelphia Business Journal reported upon an interview with J. Abbott R. Cooper, Managing Member of Driver Management Company LLC, and his quotes related to the Company are pasted below:

Cooper’s proxy contest follows two letters to Republic First’s board in late October and early November calling for the bank to shelve plans for a capital raise in favor of shrinking the balance sheet. He said raising capital now at the bank’s current valuation “to support undisciplined and ill-advised growth” would be a serious mistake and will dilute the value for existing shareholders if and when the bank sells.

In response to Republic First’s press release and disclosure of the recent correspondence, Cooper called it posturing. He said Driver has no obligation to let the board interview its candidates and “conventional wisdom in these types of things is that it is a damned if you do, damned if you don’t type of proposition — albeit as a matter of gamesmanship. If we allow the nominees to be interviewed, it is pretty easy for the board to say 'we interviewed Driver’s candidates and they are not as good as our current directors.’ While, if we don’t (since we kind of know how it is likely to play out), FRBK can claim that they wanted to see if the nominees are suitable. None of this actually makes a hill of beans worth of difference, since I don’t think anyone would expect that directors that we are trying to unseat would recommend that they very people we are trying to unseat them with.”

Cooper noted that Republic First certainly did not offer a quid pro quo of letting Driver interview its nominees.

“The bottom line is that, in my view, this is just a way for the company to distract people from the actual issues,” Cooper said. “The notion that any board, particularly one with Vernon Hill calling the shots, would, after interviewing nominees proposed by an activist shareholder, simply say 'wow, these are some great candidates — certainly better than the guys we currently have on the board’ — is pretty silly. If FRBK had anything to counter our complaints — that the proposed capital raise would be harmful to shareholders, that Vernon’s strategy is destroying shareholder value, etc — then that is what they would be responding with. Not this nonsense.”

“The notion that any board, particularly one with Vernon Hill calling the shots, would, after interviewing nominees proposed by an activist shareholder, simply say 'wow, these are some great candidates — certainly better than the guys we currently have on the board’ — is pretty silly. If FRBK had anything to counter our complaints — that the proposed capital raise would be harmful to shareholders, that Vernon’s strategy is destroying shareholder value, etc — then that is what they would be responding with. Not this nonsense.”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Republic First Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 668,842 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 339,335 shares of Common Stock. As the investment advisor of certain managed accounts (the “Managed Accounts”), Driver Management may be deemed to beneficially own 310,575 shares of Common Stock (consisting of shares of Common Stock held in the Managed Accounts). Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity and held in the Managed Accounts. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity and held in the Managed Accounts. As of the date hereof, Mr. Bartholow directly beneficially owns 6,000 shares of Common Stock. As of the date hereof, Ms. Bundy directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Sinkfield directly beneficially owns 2,932 shares of Common Stock.